Exhibit 99.1

FOR IMMEDIATE RELEASE

Dick’s Sporting Goods Reports Third Quarter Results; Exceeds Expectations

•                 Consolidated earnings per diluted share increased 25% to $0.40 per diluted share in the third quarter of 2012 compared to non-GAAP earnings per diluted share of $0.32 in the third quarter of 2011

•                 Consolidated same store sales increased 5.1% in the third quarter of 2012

•                 Company raises full year estimated consolidated non-GAAP earnings range from $2.47 to 2.51 per diluted share to $2.53 to 2.55 per diluted share

•                 Board authorizes quarterly dividend of $0.125 per share

PITTSBURGH, Pa., November 13, 2012 - Dick’s Sporting Goods, Inc. (NYSE: DKS), the largest U.S.-based full-line sporting goods retailer, today reported sales and earnings results for the third quarter ended October 27, 2012.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended October 27, 2012 of $50.1 million, or $0.40 per diluted share, exceeding the Company’s earnings expectations provided on August 14, 2012 of $0.36 per diluted share. For the third quarter ended October 29, 2011, the Company reported consolidated non-GAAP net income of $40.2 million, or $0.32 per diluted share, excluding the favorable impact of lower litigation settlement costs. On a GAAP basis, the Company reported consolidated net income for the third quarter ended October 29, 2011 of $41.5 million, or $0.33 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliations.”

Net sales for the third quarter of 2012 increased by 11.2% to $1.3 billion due primarily to a 5.1% increase in consolidated same store sales and the growth of the Company’s store network. The 5.1% consolidated same store sales increase consisted of a 3.9% increase at Dick’s Sporting Goods stores, a 2.3% increase at Golf Galaxy and a 46.7% increase in the eCommerce business.

“We generated record results in the third quarter, exceeding our original sales and earnings expectations,” said Edward W. Stack, Chairman and CEO. “By growing our store base, partnering with our brands, aggressively building out our omni-channel capabilities and executing our strategic marketing plan, we are driving continued profitable growth.”

New Stores

In the third quarter, the Company opened 21 Dick’s Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

As of the end of the third quarter, the Company operated 511 Dick’s Sporting Goods stores in 44 states, with approximately 27.9 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.3 million square feet.

In the beginning of the fourth quarter, the Company opened seven new Dick’s Sporting Goods stores, relocated one Dick’s Sporting Goods store and repositioned one Golf Galaxy store.

The Company has now completed its 2012 store development program, opening a total of 38 new Dick’s Sporting Goods stores, relocating five Dick’s Sporting Goods stores and repositioning one Golf Galaxy store.

Balance Sheet

The Company ended the third quarter of 2012 with $294 million in cash and cash equivalents and did not have any outstanding borrowings under its $500 million revolving credit facility. At the end of the third quarter of 2011, the Company had $483 million in cash and cash equivalents and did not have any outstanding borrowings under its credit facility. Over the course of the past twelve months, the Company has utilized capital to fund its share repurchase program, pay quarterly dividends, purchase its store support center, invest in JJB Sports, acquire intellectual property rights to the Top-Flite and Field & Stream brands, and build a distribution center.

The inventory per square foot was 4.0% higher at the end of the third quarter of 2012 as compared to the end of the third quarter of 2011.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 39 weeks ended October 27, 2012 of $188.6 million, or $1.50 per diluted share.  For the 39 weeks ended October 29, 2011, the Company reported consolidated non-GAAP net income of $142.8 million, or $1.14 per diluted share.

On a GAAP basis, the Company reported consolidated net income for the 39 weeks ended October 27, 2012 of $161.0 million, or $1.28 per diluted share. For the 39 weeks ended October 29, 2011, the Company reported consolidated net income of $152.8 million, or $1.22 per diluted share.

Net sales for the 39 weeks ended October 27, 2012 increased 12.0% from last year’s period to $4.0 billion primarily due to a 5.6% increase in consolidated same store sales and the growth of the Company’s store network.

Dividend

On November 7, 2012, the Company’s Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company’s Common Stock and Class B Common Stock. The dividend is payable in cash on December 28, 2012 to stockholders of record at the close of business on November 30, 2012.

Current 2012 Outlook

The Company’s current outlook for 2012 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖         Full Year 2012 – (53 Week Year) Comparisons to Fiscal 2011 – (52 Week Year)

•                Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $2.53 to 2.55, excluding an impairment charge and including approximately $0.03 per diluted share for the 53rd week.  On a 52-week basis, non-GAAP earnings per diluted share are expected to be $2.50 to 2.52.  For the 52 weeks ended January 28, 2012, the Company reported consolidated non-GAAP earnings per diluted share of $2.02, excluding a gain on sale of investment and the favorable impact of lower litigation settlement costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $2.10 in 2011.

•                Consolidated same store sales are currently expected to increase approximately 5% on a 52-week to 52-week comparative basis, compared to a 2.0% increase in fiscal 2011.

❖         Fourth Quarter 2012 – (14 Week Quarter) Comparisons to Fourth Quarter 2011 – (13 Week Quarter)

•                Based on an estimated 127 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.03 to 1.05 in the fourth quarter of 2012 compared to our prior expectation of $1.01 to 1.05.  The fourth quarter guidance includes approximately $0.03 per diluted share for the 14th week.  On a 13-week basis, earnings per diluted share are expected to be $1.00 to 1.02.  In the fourth quarter of 2011, the Company reported consolidated earnings per diluted share of $0.88.

•                Consolidated same store sales are currently expected to increase approximately 4% compared to a 0.1% increase in the fourth quarter last year.

❖         Capital Expenditures

•                In 2012, the Company anticipates capital expenditures to be approximately $235 million on a gross basis and approximately $190 million on a net basis.

Conference Call Info

The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s website located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (866) 652-5200 (domestic callers) or (412) 317-6060 (international callers) and requesting the “Dick’s Sporting Goods Earnings Call.”

For those who cannot listen to the live webcast, it will be archived on the Company’s website for 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10019854. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”,

“may”, “might” or other words with similar meanings. Forward-looking statements includes statements regarding, among other things, our continued profitable growth.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2012 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: continuation of the ongoing economic and financial downturn that may cause a continued decline in consumer spending and other changes in macroeconomic factors or market conditions that impact consumer spending or shopping patterns, particularly for the types of merchandise that we sell; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; fluctuations in our quarterly operating results or same store sales; volatility in our stock price; our ability to access adequate capital; competition in the sporting goods industry; limitations on the availability of attractive store locations; inability to manage our growth, open new stores on a timely basis or expand successfully in new and existing markets; changes in consumer demand; unauthorized disclosure of sensitive, personal or confidential information; disruptions in our or our vendors’ supply chains; our relationships with our vendors; factors affecting our vendors, including potential increases in the costs of products, their ability to maintain their inventory and production levels and their ability or willingness to provide us with sufficient quantities of products at acceptable prices; factors that could negatively affect our private brand offerings; risks and costs relating to the products we sell, including product liability claims, and the availability of recourse to third parties, including our insurance policies, product recalls and the regulation of and other hazards associated with certain products we sell, such as hunting rifles and ammunition; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; costs and risks associated with increased or changing laws and regulations affecting our business; our ability to secure and protect our trademarks, patents and other intellectual property; risks relating to operating as an omni-channel retailer, including the impact of rapid technological change, internet security and privacy issues and the threat of systems failure or inadequacy; problems with our current management information systems or software; disruption at our distribution facilities; the seasonality of our business; regional risks because our stores are generally concentrated in the eastern half of the United States; costs and risks related to litigation or other claims against us; costs and uncertainties associated with pursuing strategic investments or acquisitions; our ability to meet our labor needs; currency exchange rate fluctuations; risks associated with our Chief Executive Officer and his relatives’ controlling interest in the Company; the impact of foreign instability and conflict; our anti-takeover provisions, which could prevent or delay a change in control of the Company; impairment in the carrying value of goodwill or other acquired intangibles; and our current intention to issue quarterly cash dividends.

Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2012 as filed with the Securities and Exchange Commission (“SEC”) on March 16, 2012 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement. We do not assume any obligation and do not intend to update any forward-looking statements except as may be required by the securities laws.

About Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer.

As of October 27, 2012, the Company operated 511 Dick’s Sporting Goods stores in 44 states, 81 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors.  The Company’s website is not part of this release.

Contact:

Timothy E. Kullman, EVP – Finance, Administration, and Chief Financial Officer or

Anne-Marie Megela, Director, Investor Relations

Dick’s Sporting Goods

investors@dcsg.com

(724) 273-3400

###

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	13 Weeks Ended
	October 27,	% of	October 29,	% of
	2012	Sales (1)	2011	Sales (1)

Net sales	$1,312,072	100.00%	$1,179,702	100.00%
Cost of goods sold, including occupancy and distribution costs	905,948	69.05	829,111	70.28

GROSS PROFIT	406,124	30.95	350,591	29.72

Selling, general and administrative expenses	314,637	23.98	272,233	23.08
Pre-opening expenses	9,294	0.71	6,796	0.58

INCOME FROM OPERATIONS	82,193	6.26	71,562	6.07

Interest expense	860	0.07	3,540	0.30
Other (income) expense	(1,113)	(0.08)	1,568	0.13

INCOME BEFORE INCOME TAXES	82,446	6.28	66,454	5.63

Provision for income taxes	32,307	2.46	24,970	2.12

NET INCOME	$50,139	3.82%	$41,484	3.52%

EARNINGS PER COMMON SHARE:
Basic	$0.41		$0.34
Diluted	$0.40		$0.33

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,103		120,432
Diluted	125,938		125,552

Cash dividend declared per share	$0.125		$-

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	39 Weeks Ended
	October 27,	% of	October 29,	% of
	2012	Sales	2011	Sales (1)

Net sales	$4,030,818	100.00%	$3,600,246	100.00%
Cost of goods sold, including occupancy and distribution costs	2,782,306	69.03	2,518,137	69.94

GROSS PROFIT	1,248,512	30.97	1,082,109	30.06

Selling, general and administrative expenses	921,631	22.86	821,698	22.82
Pre-opening expenses	14,311	0.36	12,717	0.35

INCOME FROM OPERATIONS	312,570	7.75	247,694	6.88

Impairment of available-for-sale investments	32,370	0.80	-	-
Gain on sale of investment	-	-	(13,900)	(0.39)
Interest expense	5,309	0.13	10,504	0.29
Other (income) expense	(2,923)	(0.07)	977	0.03

INCOME BEFORE INCOME TAXES	277,814	6.89	250,113	6.95

Provision for income taxes	116,855	2.90	97,283	2.70

NET INCOME	$160,959	3.99%	$152,830	4.24%

EARNINGS PER COMMON SHARE:
Basic	$1.33		$1.27
Diluted	$1.28		$1.22

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,181		120,000
Diluted	125,825		125,585

Cash dividend declared per share	$0.375		$-

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(Dollars in thousands)

	October 27,	October 29,	January 28,
	2012	2011	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$294,493	$483,372	$734,402
Accounts receivable, net	57,212	63,568	38,338
Income taxes receivable	2,779	35,180	4,113
Inventories, net	1,382,684	1,243,152	1,014,997
Prepaid expenses and other current assets	35,367	63,542	64,213
Deferred income taxes	26,755	14,028	12,330
Total current assets	1,799,290	1,902,842	1,868,393

Property and equipment, net	851,302	745,129	775,896
Construction in progress - leased facilities	-	-	2,138
Intangible assets, net	99,033	50,755	50,490
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	8,269	8,225	12,566
Other	111,093	67,087	86,375
Total other assets	119,362	75,312	98,941
TOTAL ASSETS	$3,069,581	$2,974,632	$2,996,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$665,608	$663,091	$510,398
Accrued expenses	296,232	266,162	264,073
Deferred revenue and other liabilities	96,233	86,286	128,765
Income taxes payable	-	-	29,484
Current portion of other long-term debt and leasing obligations	8,584	995	7,426
Total current liabilities	1,066,657	1,016,534	940,146
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	14,157	139,108	151,596
Non-cash obligations for construction in progress - leased facilities	-	-	2,138
Deferred revenue and other liabilities	283,835	256,644	269,827
Total long-term liabilities	297,992	395,752	423,561
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	977	957	964
Class B common stock	250	250	250
Additional paid-in capital	855,881	677,716	699,766
Retained earnings	1,047,668	883,298	932,871
Accumulated other comprehensive income	114	125	118
Treasury stock	(199,958)	-	(1,224)
Total stockholders’ equity	1,704,932	1,562,346	1,632,745
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,069,581	$2,974,632	$2,996,452

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(Dollars in thousands)

	39 Weeks Ended
	October 27,	October 29,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$160,959	$152,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,627	83,616
Impairment of available-for-sale investments	32,370	-
Deferred income taxes	(10,128)	27,795
Stock-based compensation	23,643	19,075
Excess tax benefit from exercise of stock options	(61,461)	(15,320)
Tax benefit from exercise of stock options	4,761	421
Other non-cash items	227	1,154
Gain on sale of investment	-	(13,900)
Changes in assets and liabilities:
Accounts receivable	(17,374)	(17,908)
Inventories	(367,687)	(346,257)
Prepaid expenses and other assets	31,599	(5,858)
Accounts payable	178,700	204,999
Accrued expenses	18	(22,821)
Income taxes payable / receivable	33,260	(10,944)
Deferred construction allowances	21,744	21,203
Deferred revenue and other liabilities	(35,922)	(41,921)
Net cash provided by operating activities	83,336	36,164

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(157,448)	(148,038)
Purchase of JJB Sports convertible notes and equity securities	(31,986)	-
Proceeds from sale of investment	-	14,140
Proceeds from sale-leaseback transactions	-	9,071
Deposits and purchases of other assets	(54,819)	(18,052)
Net cash used in investing activities	(244,253)	(142,879)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(138,856)	(738)
Construction allowance receipts	-	-
Proceeds from exercise of stock options	71,683	21,428
Excess tax benefit from exercise of stock options	61,461	15,320
Minimum tax withholding requirements	(5,329)	(3,559)
Cash paid for treasury stock	(198,774)	-
Cash dividend paid to stockholders	(45,668)	-
(Decrease) increase in bank overdraft	(23,505)	11,581
Net cash (used in) provided by financing activities	(278,988)	44,032
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4)	3

NET DECREASE IN CASH AND CASH EQUIVALENTS	(439,909)	(62,680)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	734,402	546,052

CASH AND CASH EQUIVALENTS, END OF PERIOD	$294,493	$483,372

Supplemental disclosure of cash flow information:
Accrued property and equipment	$44,568	$9,699
Accrued deposits and purchases of other assets	$14,500	$-
Cash paid for interest	$1,402	$9,351
Cash paid for income taxes	$100,939	$79,204

Store Count and Square Footage

The stores that opened during the third quarter of 2012 are as follows:

DICK’S
Store	Market
NE Columbia, SC	Columbia, SC
Bluffton, SC	Hilton Head, SC
Commack, NY	Long Island, NY
Oxnard, CA	Los Angeles, CA
Clovis, CA	Fresno, CA
Greenville, NC	Greenville, NC
Midvale, UT	Salt Lake City, UT
Orem, UT	Salt Lake City, UT
Visalia, CA	Fresno, CA
West Nyack, NY	New York, NY
Las Cruces, NM	Las Cruces, NM
Huntington Beach, CA	Los Angeles, CA
San Diego, CA	San Diego, CA
Harrisonburg, VA	Harrisonburg, VA
Hanover, MA	Boston, MA
Oneonta, NY	Oneonta, NY
Waterford Lakes, FL	Orlando, FL
Sanford, FL	Orlando, FL
Aberdeen, NC	Southern Pines, NC
Wheaton, MD	Washington, DC
Salinas, CA	Salinas, CA

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2012			Fiscal 2011

	Dick’s Sporting Goods	Golf Galaxy	Total	Dick’s Sporting Goods	Golf Galaxy	Total
Beginning stores	480	81	561	444	81	525
Q1 New	6	-	6	3	-	3
Q2 New	4	-	4	8	-	8
Q3 New	21	-	21	19	-	19
Ending stores	511	81	592	474	81	555
Remodeled stores	-	-	-	14	-	14
Relocated stores	4	-	4	-	1	1

Square Footage:
(in millions)
	Dick’s Sporting Goods	Golf Galaxy	Total
Q1 2011	24.7	1.3	26.0
Q2 2011	25.1	1.3	26.4
Q3 2011	26.0	1.3	27.3
Q4 2011	26.3	1.3	27.6
Q1 2012	26.5	1.3	27.8
Q2 2012	26.7	1.3	28.0
Q3 2012	27.9	1.3	29.2

Non-GAAP Financial Measures

In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for certain non-recurring, infrequent or unusual items; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“Adjusted EBITDA”); a reconciliation from the Company’s gross capital expenditures, net of tenant allowances; and calculations of consolidated and Dick’s Sporting Goods new store productivity.  These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.

Non-GAAP Net Income and Earnings per Share Reconciliations

(in thousands, except for per share data):

	Fiscal 2012
	39 Weeks Ended October 27, 2012

	As	Impairment of	Non-GAAP
	Reported	Investments	Total

Net sales	$4,030,818	$-	$4,030,818
Cost of goods sold, including occupancy and distribution costs	2,782,306	-	2,782,306

GROSS PROFIT	1,248,512	-	1,248,512

Selling, general and administrative expenses	921,631	-	921,631
Pre-opening expenses	14,311	-	14,311

INCOME FROM OPERATIONS	312,570	-	312,570

Impairment of available-for-sale investments	32,370	(32,370)	-
Interest expense	5,309	-	5,309
Other income	(2,923)	-	(2,923)

INCOME BEFORE INCOME TAXES	277,814	32,370	310,184

Provision for income taxes	116,855	4,734	121,589

NET INCOME	$160,959	$27,636	$188,595

EARNINGS PER COMMON SHARE:
Basic	$1.33		$1.56
Diluted	$1.28		$1.50

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,181		121,181
Diluted	125,825		125,825

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million.  The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expects to incur as a result of the impairment of its investment in JJB Sports.

	Fiscal 2011
	13 Weeks Ended October 29, 2011

	As	Litigation	Non-GAAP
	Reported	Settlement	Total

Net sales	$1,179,702	$-	$1,179,702
Cost of goods sold, including occupancy and distribution costs	829,111	-	829,111

GROSS PROFIT	350,591	-	350,591

Selling, general and administrative expenses	272,233	2,148	274,381
Pre-opening expenses	6,796	-	6,796

INCOME FROM OPERATIONS	71,562	(2,148)	69,414

Interest expense	3,540	-	3,540
Other expense	1,568	-	1,568

INCOME BEFORE INCOME TAXES	66,454	(2,148)	64,306

Provision for income taxes	24,970	(859)	24,111

NET INCOME	$41,484	$(1,289)	$40,195

EARNINGS PER COMMON SHARE:
Basic	$0.34		$0.33
Diluted	$0.33		$0.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,432		120,432
Diluted	125,552		125,552

During the third quarter of 2011, the Company funded claims submitted by class members of wage and hour class action lawsuits as part of a court approved settlement.  The settlement funding was $2.1 million lower than the previous estimate of $10.8 million, recognized in the fourth quarter of 2010. The provision for income taxes for the litigation settlement was calculated at 40%, which approximates the Company’s blended tax rate.

	Fiscal 2011
	39 Weeks Ended October 29, 2011

	As	Gain on Sale	Litigation	Non-GAAP
	Reported	of Investment	Settlement	Total

Net sales	$3,600,246	$-	$-	$3,600,246
Cost of goods sold, including occupancy and distribution costs	2,518,137	-	-	2,518,137

GROSS PROFIT	1,082,109	-	-	1,082,109

Selling, general and administrative expenses	821,698	-	2,148	823,846
Pre-opening expenses	12,717	-	-	12,717

INCOME FROM OPERATIONS	247,694	-	(2,148)	245,546

Gain on sale of investment	(13,900)	13,900	-	-
Interest expense	10,504	-	-	10,504
Other expense	977	-	-	977

INCOME BEFORE INCOME TAXES	250,113	(13,900)	(2,148)	234,065

Provision for income taxes	97,283	(5,162)	(859)	91,262

NET INCOME	$152,830	$(8,738)	$(1,289)	$142,803

EARNINGS PER COMMON SHARE:
Basic	$1.27			$1.19
Diluted	$1.22			$1.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,000			120,000
Diluted	125,585			125,585

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.  During the third quarter of 2011, the Company funded claims submitted by class members of wage and hour class action lawsuits as part of a court approved settlement.  The settlement funding was $2.1 million lower than the previous estimate of $10.8 million, recognized in the fourth quarter of 2010.  The provision for income taxes for the aforementioned adjustments was calculated at 40%, which approximates the Company’s blended tax rate.

	Fiscal 2011
	52 Weeks Ended January 28, 2012

	As	Gain on Sale	Litigation	Non-GAAP
	Reported	of Investment	Settlement	Total

Net sales	$5,211,802	$-	$-	$5,211,802
Cost of goods sold, including occupancy and distribution costs	3,616,921	-	-	3,616,921

GROSS PROFIT	1,594,881	-	-	1,594,881

Selling, general and administrative expenses	1,148,268	-	2,148	1,150,416
Pre-opening expenses	14,593	-	-	14,593

INCOME FROM OPERATIONS	432,020	-	(2,148)	429,872

Gain on sale of investment	(13,900)	13,900	-	-
Interest expense	13,868	-	-	13,868
Other expense	26	-	-	26

INCOME BEFORE INCOME TAXES	432,026	(13,900)	(2,148)	415,978

Provision for income taxes	168,120	(5,162)	(859)	162,099

NET INCOME	$263,906	$(8,738)	$(1,289)	$253,879

EARNINGS PER COMMON SHARE:
Basic	$2.19			$2.11
Diluted	$2.10			$2.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,232			120,232
Diluted	125,768			125,768

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.  During the third quarter of 2011, the Company funded claims submitted by class members of a wage and hour class action lawsuit as part of a court approved settlement.  The settlement funding was $2.1 million lower than the previous estimate of $10.8 million, recognized in the fourth quarter of 2010. The provision for income taxes for the aforementioned adjustments was calculated at 40%, which approximates the Company’s blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity.  Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments.

	13 Weeks Ended
	October 27,	October 29,
	2012	2011
	(dollars in thousands)
Net income	$50,139	$41,484
Provision for income taxes	32,307	24,970
Interest expense	860	3,540
Depreciation and amortization	30,527	28,300
EBITDA	$113,833	$98,294
Less: Litigation settlement	-	(2,148)
Adjusted EBITDA, as defined	$113,833	$96,146

% increase in Adjusted EBITDA	18%

	39 Weeks Ended
	October 27,	October 29,
	2012	2011
	(dollars in thousands)
Net income	$160,959	$152,830
Provision for income taxes	116,855	97,283
Interest expense	5,309	10,504
Depreciation and amortization	88,627	83,616
EBITDA	$371,750	$344,233
Add: Impairment of available-for-sale investments	32,370	-
Less: Gain on sale of investment	-	(13,900)
Less: Litigation settlement	-	(2,148)
Adjusted EBITDA, as defined	$404,120	$328,185

% increase in Adjusted EBITDA	23%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 27,	October 29,
	2012	2011
	(dollars in thousands)
Gross capital expenditures	$(157,448)	$(148,038)
Proceeds from sale-leaseback transactions	-	9,071
Deferred construction allowances	21,744	21,203
Construction allowance receipts	-	-
Net capital expenditures	$(135,704)	$(117,764)

New Store Productivity Calculation

The following calculations represent: (1) the new store productivity calculation on a consolidated basis; and (2) the new store productivity calculation for Dick’s Sporting Goods only, in each case for the periods shown.  Golf Galaxy stores and the Company’s eCommerce business are excluded from the Dick’s Sporting Goods only calculation.  New store productivity compares the sales increase for all stores not included in the same store sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	October 27,	October 29,	October 27,	October 29,
	2012	2011	2012	2011

Sales % increase for the period	11.2%		10.7%
Same store sales % increase for the period	5.1%		3.9%
New store sales % increase (A) (1)	6.1%		6.7%

Store square footage (000’s):
Beginning of period	28,054	26,462	26,714	25,122
End of period	29,202	27,315	27,853	25,975
Average for the period	28,628	26,889	27,283	25,549
Average square footage % increase for the period (B)	6.5%		6.8%

New store productivity (A)/(B) (1)	94.1%		98.9%

(1) - Amounts do not recalculate due to rounding.